UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14C INFORMATION

              Information Statement Pursuant to Section 14(C) of the
                        Securities Exchange Act of 1934

[X] Filed by the Registrant       [ ] Filed by a Party other than the Registrant

Check the appropriate box:
[ ] Preliminary Information Statement
[X] Definitive Information Statement Only
[ ] Confidential, for Use of the Commission (as permitted by Rule 14c)

                          VICTORY DIVIDE MINING COMPANY
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                (Name of Registrant as Specified In Its Charter)

Name of Person(s) Filing Information Statement, if other than Registrant:

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Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14C-5(g) and 0-11.

(1)  Title of each class of securities to which transaction applies:

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(2)  Aggregate number of securities to which transaction applies:

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(3)  Per unit price or other underlying value of transaction  computed  pursuant to Exchange Act Rule 0-11 (Set forth the amount of which the filing fee is calculated and state how it was determined):

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(4)  Proposed maximum aggregate value of transaction:

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(5)  Total fee paid:

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[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided  by  Exchange  Act
    Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1)   Amount previously paid:
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    2)   Form, Schedule or Registration Statement No.:
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    3)   Filing Party:
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    4)   Date Filed:
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
                              INFORMATION STATEMENT

                          VICTORY DIVIDE MINING COMPANY
                              211 WEST WALL STREET
                              MIDLAND, TEXAS 79701
                              VOICE: (432) 682-1761
                            FACSIMILE: (432) 682-2560

     This information statement is circulated to advise the stockholders of Victory Divide Mining Company (the "Company") of actions to be taken without a meeting upon the written consent of the holders of a majority of the outstanding shares of the Voting Capital Stock of the Company. Management is not soliciting proxies because a sufficient number of shares have provided written consent to the actions.

             WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED
                             NOT TO SEND US A PROXY.

The matters upon which action is being taken are:

     1. To reverse split the currently issued and outstanding common stock (the "Common Stock") of the Company on a 200,000 shares for 1 share basis, with fractional shares rounded up to the nearest whole share.

     Stockholders holding shares representing 84.8% of the votes entitled to be cast at a meeting of the Company's stockholders, consented in writing to the proposed actions. The approval by the stockholders will not become effective until 20 days from the date of mailing of this Information Statement to our stockholders.

     The Company's Board of Directors approved these actions on February 28, 2007 and recommended that the Company effect the reverse split of its currently issued and outstanding Common Stock . The anticipated effective date will be approximately 20 days after the mailing of this Information Statement to our stockholders.

     If the proposed actions were not adopted by written majority stockholder consent, it would have been necessary for these actions to be considered by the Company's stockholders at a Special Stockholder's Meeting convened for the specific purpose of approving the actions.

     The elimination of the need for a special meeting of the stockholders to approve the actions is authorized by Section 78.320 of the Nevada General Corporation Law, (the "Nevada Law"). This Section provides that the written consent of the holders of outstanding shares of voting capital stock, having not less than the minimum number of votes which would be necessary to authorize or take the action at a meeting at which all shares entitled to vote on a matter were present and voted, may be substituted for the special meeting. According to
Section 78.320 of the Nevada Law, a majority of the outstanding shares of voting capital stock entitled to vote on the matter is required in order to reverse split the Company's outstanding Common Stock. In a special meeting and in order to effect the Amendment as early as possible in order to accomplish the purposes of the Company, the Board of Directors of the Company voted to utilize the written consent of the majority stockholders of the Company.

     The date on which this Information Statement was first sent to the stockholders is on, or about March 20, 2007. The record date established by the Company for purposes of determining the number of outstanding shares of voting capital stock of the Company was February 20, 2007, (the "Record Date").

OUTSTANDING VOTING STOCK OF THE COMPANY

     As of the Record Date, there were 23,569,725 shares of Common Stock issued and outstanding. The Common Stock constitutes the outstanding class of voting securities of the Company. Each share of Common Stock entitles the holder to one
(1) vote on all matters submitted to the stockholders.

     None of the persons who have been directors or officers of the Company at any time since the beginning of the last fiscal year, nor any associate of any such persons, has any interest in the matters to be acted upon. No director of the Company has informed the registrant in writing that he intends to oppose any action to be taken by the Company. No proposals have been received from security holders.

           SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS

     The following table sets forth as of the Record Date, the names of shareholders and the number of voting shares of the Company, no par value, held of record or as known by the Registrant to own beneficially more than 5% of the 23,569,725 voting shares issued and outstanding, and the name and shareholdings of each officer and director individually and of all officers and directors as a group. Except as otherwise indicated, the persons named in the table have sole voting and dispositive power with respect to all shares beneficially owned, subject to community property laws where applicable.

                                   Amount and Nature
Title of    Name and Address of     of Beneficial     Percentage    Percent of
 Class        Beneficial Owner        Ownership        of Class    Voting Shares
 -----        ----------------        ---------        --------    -------------

Common     Glenn A. Little (1)         20,000,000        84.8%          84.8%
           211 West Wall Street
           Midland, Texas 79701

Common     Officers, Directors and     20,000,000        84.8%          84.8%
           Nominees as a Group:
           1 person

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(1) Sole Officer and Director of the Company


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
NO DISSENTER'S RIGHTS

     Under Nevada Law, any dissenting stockholders are not entitled to appraisal rights with respect to the Amendment, and we will not independently provide stockholders with any such right.

PURPOSE AND EFFECT OF THE ACTIONS

REASONS FOR THE REVERSE SPLIT OF OUR COMMON STOCK

     Our Board of Directors believes that the proposed reverse stock split will make our capital structure more attractive to prospective business ventures in the event we locate one or more business opportunities. Although it is generally expected that a reverse split will result in a proportionate increase in the market price of the split shares, because of lack of trading in our shares there can be no assurance that our Common Stock will trade at a multiple of 200,000 times our current price, or that any price increase will be sustained. If the market price of our stock declines after the implementation of the reverse split, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would be the case in the absence of the reverse split. Further, the fact that we have no revenue, and no assets may impact our stock price and the ability to liquidate your shares.

     In addition, our shares are subject to Rule 15g-1 through Rule 15g-9, of the Securities Exchange Act of 1934 which provides, generally, that for as long as the bid price for the shares is less than $5.00, they will be considered low priced securities under rules promulgated under the Exchange Act. Under these rules, broker-dealers participating in transactions in low priced securities must first deliver a risk disclosure document which describes the risks associated with such stocks, the broker-dealer's duties, the customer's rights and remedies, and certain market and other information, and make a suitability determination approving the customer for low priced stock transactions based on the customer's financial situation, investment experience and objectives. Broker-dealers must also disclose these restrictions in writing to the customer and obtain specific written consent of the customer, and provide monthly account statements to the customer. Under certain circumstances, the purchaser may enjoy the right to rescind the transaction within a certain period of time.
 Consequently, so long as the Common Stock is a designated security under the Rule, the ability of broker-dealers to effect certain trades may be affected adversely, thereby impeding the development of a meaningful market in the Common Stock. The likely effect of these restrictions will be a decrease in the willingness of broker-dealers to make a market in the stock, decreased liquidity of the stock and increased transaction costs for sales and purchases of the stock as compared to other securities.

     Our stock is considered a penny stock. A penny stock is generally a stock that:

     -    is not listed on a national securities exchange or Nasdaq,
     -    is listed in "pink sheets" or on the NASD OTC Bulletin  Board,
     -    has a price per share of less than  $5.00 and
     -    is issued by a company with net tangible assets less than $5 million.

     The penny stock trading rules impose additional duties and responsibilities upon broker-dealers and salespersons effecting purchase and sale transactions in common stock and other equity securities, including

     -    determination of the purchaser's investment suitability,
     -    delivery of certain information and disclosures to the purchaser, and
     - receipt of a specific purchase agreement from the purchaser prior to effecting the purchase transaction.

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
     Many broker-dealers will not effect transactions in penny stocks, except on an unsolicited basis, in order to avoid compliance with the penny stock trading rules. Because our Common Stock is subject to the penny stock trading rules,

     - such rules may materially limit or restrict the ability to resell our common stock, and
     - the liquidity typically associated with other publicly traded equity securities may not exist.

     The expected date of the Reverse Split is April 9, 2007

     The possibility exists that the reduction in the number of outstanding shares will adversely affect the market for our Common Stock by reducing the relative level of liquidity. Consequently, there can be no assurance that the reverse split will result in a proportionate increase in the value of the shares.

     Any new shares issued in connection with the reverse split will be fully paid and non-assessable. The number of stockholders will remain unchanged as a result of the reverse split. As a result of the 200,000 to 1 reverse stock split, with our largest stockholder Glenn A. Little, will own a substantially lesser percentage of the Corporation's voting securities. After the reverse split he will beneficially control 100 of the Corporation's voting securities, instead of 20,000,000 shares. As such, Mr. Little will not be a majority stockholder of the Company.

     As part of the reverse stock split, the par value of our common stock will remain unchanged. While the aggregate par value of our outstanding Common Stock will be decreased, our additional paid-in capital will be increased by a corresponding amount. Therefore, the reverse split will not affect our total stockholders' equity. All share and per share information will be retroactively adjusted to reflect the reverse split for all periods presented in our future financial reports and regulatory filings.

As a matter of regulatory compliance, we are sending you this Information Statement which describes the purpose and effect of the actions and Amendment. Your consent to the actions and Amendment is not required and is not being solicited in connection with this action. This Information Statement is intended to provide our stockholders information required by the rules and regulations of the Securities Exchange Act of 1934.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THE ATTACHED MATERIAL IS FOR INFORMATIONAL PURPOSES ONLY.

                                      By Order of the Board of Directors



                                      /s/ Glenn A. Little
                                      -----------------------------------
                                      Glenn A. Little, President

March 19, 2007

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